Exhibit 99.1

Dell’s Business Priorities Drive Revenue up 10 Percent in 4th Quarter

Notebooks, Accelerating Sales Outside U.S. Highlight Q4 as Revenue Reaches $16 Billion

ROUND ROCK, Texas--(BUSINESS WIRE)--Dell (NASDAQ:DELL) today reported results for its fourth quarter of fiscal year 2008, with revenue up 10 percent year-over-year to $16 billion, unit growth of 19 percent, operating income of $776 million and earnings per share of $0.31. Revenue for the full fiscal year was $61.1 billion, an increase of 6 percent year-over-year and earnings per share grew 15 percent to $1.31.

Cash from operations totaled $1.2 billion, while cash and marketable securities at the end of the quarter were $9.5 billion. Dell resumed its share-repurchase program during the quarter, and spent $4 billion to repurchase 179 million shares of common stock. In the first quarter of fiscal 2009 the company expects to spend at least $1 billion to repurchase its shares.

“Execution against our priorities continues to drive growth,” said Michael Dell, chairman and CEO. “As businesses and consumers worldwide join the Connected Age -- one that’s underscored by more data, more devices and more users -- we see enormous opportunities to enable them to Simplify IT and participate.”

	Fourth Quarter			Fiscal Year
(in millions, except share data)	FY'08	FY'07	Change	FY'08	FY'07	Change
Revenue	$15,989	$14,470	10%	$61,133	$57,420	6%
Operating Income	$776	$827	(6%)	$3,440	$3,070	12%
Net Income	$679	$726	(6%)	$2,947	$2,583	14%
EPS	$0.31	$0.32	(3%)	$1.31	$1.14	15%

All comparisons in this press release are year-over-year unless otherwise noted.

Earnings per share in the quarter were affected by the following items:

  $83 million in expense, or four cents per share, related to the write-off of in-process research and development resulting from the acquisitions of EqualLogic and Everdream;
  $54 million in expense, or two cents per share, related to business realignment, including severance costs and facility closures;
  $27 million in expense, or one cent per share, in investigation related costs;
  $11 million in amortization expense of purchased intangible assets;
  A reduction in a litigation reserve related to copyright levies of $58 million, or three cents per share; and,
  A $44 million expense reduction, or one cent per share, related to an annual true-up for the full-year of stock award forfeiture credits related to SFAS123R stock-based compensation expense.

In the company’s fiscal 2007 fourth quarter, earnings per share were affected by the following items:

  $207 million reduction in the provision for employee bonuses, or seven cents per share;
  $89 million in expense, or three cents per share, in investigation related costs; and,
  A $36 million one-time gain on the sale of real estate, in financing and other income, or one cent per share.

These items for both quarters are recognized in different tax jurisdictions and therefore are tax-effected at different rates.

The company is addressing cost and productivity across its entire operations. Over the last eight months the company has reduced its global headcount by 3,200, excluding acquisitions. Dell has also accelerated its product refresh cycles with a renewed emphasis on cost, product design and product features. The award winning Dell Inspiron 1525 went from concept to manufacturing in less than half the time of its predecessor and costs were reduced $70 per unit.

“While Dell continues to drive towards a world-class cost structure and competitiveness we have much work to do,” Mr. Dell said. “Resurgent growth puts us on a strong footing to improve our cost position, scale expenses and enhance productivity across our business. I am confident that from this base we can continue to drive improvements in profitability.”

Dell’s achievements in the fourth quarter were led by continued growth in countries outside the United States, where sales were up 16 percent and accounted for 49 percent of the company’s total revenues. Growth was especially strong in BRIC (Brazil, Russia, India and China) countries where revenue grew 36 percent on a 50 percent increase in units. Growth was also strong in Asia Pacific and Japan where revenue grew 28 percent and units were up 41 percent. Americas International revenue grew 22 percent.

Driven by new products, the company increased mobility revenues by 24 percent and unit shipments were up 37 percent. During the year, Dell won more than 400 awards for its products and its notebooks were among the most recognized, demonstrating the company’s significant attention to innovative design and customer experience. Services revenue was up seven percent and the company’s deferred services revenue balance grew 25 percent to $5.3 billion.

Q4 Execution Highlights Against Business Priorities Include:

-- Consumer: New strategic partnerships with Best Buy in the U.S.;
   Tesco and Dixon's Stores (DSGi) based in the U.K. and Carrefour based in France. More than 10,000 retail stores worldwide now offer
   Dell products.
-- Enterprise: Dell continued to Simplify IT with the:
    -- Dell PowerEdge M-Series blade server solution delivering 28 percent better performance per-watt than competitive solutions;
    -- Dell EqualLogic PS5000 Series, an iSCSI SAN array with a revolutionary architecture to serve as the backbone for data center storage and virtualization;
    -- Dell ProSupport - flexible, scalable and configurable services offerings that challenge the way services are traditionally delivered.
-- Notebooks: Richer multimedia with slim packaging with the new:
    -- XPS M1530 and the Inspiron 1525; and,
    -- Latitude XT, one of the thinnest and lightest 12.1-inch convertible tablets available.
-- Small and Medium Business: New products included the Dell AX4-5, an entry-level storage area network (SAN) solution. PartnerDirect increases and formalizes Dell's support for its growing family of
   30,000 Partners worldwide serving small and medium businesses.
-- Emerging Countries: Dell deepened its support for Emerging
   Countries, adding a second manufacturing facility in Europe, located in Lodz, Poland.

Regional Highlights

  Americas Business Unit: Revenues were up 7 percent for the quarter and shipments increased 13 percent driven by a 22 percent increase in revenues from Americas International. Revenue in Brazil, a key emerging country for Dell, grew 52 percent. Dell maintained its No. 1 position in the U.S. commercial segment with 35 percent of all units shipped in the quarter, according to industry analyst estimates. As the quarter progressed, Dell saw more conservative spending by some of it customers, particularly in global accounts, including financial services.
  U.S. Consumer: Revenue growth accelerated to 12 percent driven by a 25 percent increase in shipments. Unit share increased by over three points – the largest quarterly gain in over three years. New product offerings and expansion into retail contributed to this performance.
  Asia-Pacific and Japan (APJ): Revenue in the quarter grew by 28 percent on a 41 percent increase in units. APJ growth was strong across all product categories and led by performance in India, China and Australia/New Zealand, where revenue grew year over year 57 percent, 32 percent, and 29 percent, respectively. Shipments of notebooks increased 71 percent year over year for the region.
  Europe, Middle East and Africa (EMEA): Revenue increased 8 percent and shipments were up 14 percent. Shipments of notebooks increased 36 percent for the quarter and mobility revenue was up 25 percent. Revenues in EMEA emerging countries increased 44 percent.

Company Outlook

The company will continue to incur costs as it realigns its business to improve growth and profitability. While the company believes these actions are necessary to drive long-term sustainable value, they may adversely impact the company’s near-term performance. In addition the company’s results could be adversely impacted by more conservative spending by its customers. The company is, however, benefiting from accelerating growth and an improving mix of products and geographic regions, and the company expects to achieve substantial improvements in cost and productivity.

Analyst Meeting Update

The Company plans to conduct an analyst meeting on April 2 and 3, 2008, in Round Rock, Texas.

About Dell

Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com, or to communicate directly with Dell via a variety of online channels, go to www.dell.com/dellshares. To get Dell news direct, visit www.dell.com/RSS.

Special Note

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on Dell's current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: general economic, business and industry conditions; our ability to maintain a cost advantage over our competitors; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws, copyright levies and fluctuations in foreign currency exchange rates; our ability to accurately predict product, customer and geographic sales mix and seasonal sales trends; information technology and manufacturing infrastructure failures; our ability to effectively manage periodic product transitions; any additional issues or matters that may arise from the ongoing SEC investigation; our ability to successfully remediate identified internal control deficiencies; our reliance on third-party suppliers for quality product components, including reliance on several single-source or limited-source suppliers; our ability to access the capital markets; litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; our acquisition of other companies; our ability to properly manage the distribution of our products and services; effective hedging of our exposure to fluctuations in foreign currency exchange rates and interest rates; obtaining licenses to intellectual property developed by others on commercially reasonable and competitive terms; our ability to attract, retain and motivate key personnel; loss of government contracts; expiration of tax holidays or favorable tax rate structures; changing environmental laws; and the effect of armed hostilities, terrorism, natural disasters and public health issues. For a discussion of those and other factors affecting Dell’s business and prospects, see Dell’s periodic filings with the Securities and Exchange Commission.

Consolidated statements of income, financial position and cash flows follow.

Dell is a trademark of Dell Inc.

Dell disclaims any proprietary interest in the marks and names of others.

DELL INC. Condensed Consolidated Statement of Income and Related Financial Highlights (in millions, except per share data) (unaudited)

	Three Months Ended
	February 1, 2008	November 2, 2007	February 2, 2007	% Growth Rates
				Sequential	Yr. to Yr.

Net revenue	$15,989	$15,646	$14,470	2%	10%
Cost of revenue	12,995	12,758	11,991	2%	8%
Gross margin	2,994	2,888	2,479	4%	21%

Selling, general and administrative	1,981	1,900	1,534	4%	29%
Research and Development:
Research, development and engineering	154	159	118	(3%)	30%
In-process research and development	83	-	-	N/A	N/A
Total research and development	237	159	118	49%	100%
Total operating expenses	2,218	2,059	1,652	8%	34%

Operating income	776	829	827	(6%)	(6%)

Investment and other income, net	106	107	105	(1%)	1%
Income before income taxes	882	936	932	(6%)	(5%)
Income tax provision	203	170	206	19%	(2%)
Net income	$679	$766	$726	(11%)	(6%)

Earnings per common share:
Basic	$0.31	$0.34	$0.33	(9%)	(6%)
Diluted	$0.31	$0.34	$0.32	(9%)	(3%)

Weighted average shares outstanding:
Basic	2,184	2,236	2,230	(2%)	(2%)
Diluted	2,201	2,266	2,251	(3%)	(2%)

Percentage of Total Net Revenue:
Gross margin	18.8%	18.5%	17.1%
Selling, general and administrative	12.4%	12.2%	10.6%
Total research and development	1.5%	1.0%	0.8%
Operating expenses	13.9%	13.2%	11.4%
Operating income	4.9%	5.3%	5.7%
Income before income taxes	5.5%	6.0%	6.4%
Net income	4.2%	4.9%	5.0%
Income tax rate	23.0%	18.2%	22.1%

Net Revenue by Geographic Region (in billions):
Americas	$9.5	$9.7	$8.8	(2%)	8%
Europe	4.2	3.8	3.9	9%	8%
Asia Pacific - Japan	2.3	2.1	1.8	9%	28%

Percentage of Total Net Revenue:
Americas	60%	62%	61%
Europe	26%	24%	27%
Asia Pacific - Japan	14%	14%	12%

Net Revenue by Product Category (in billions):
Desktop PCs	$4.9	$4.8	$4.8	2%	2%
Mobility	4.8	4.7	3.9	2%	24%
Servers and Networking	1.6	1.6	1.6	(2%)	2%
Storage	0.6	0.6	0.6	4%	2%
Services	1.4	1.4	1.3	3%	7%
Software and Peripherals	2.7	2.5	2.3	5%	15%

Percentage of Total Net Revenue:
Desktop PCs	30%	30%	33%
Mobility	30%	30%	27%
Servers and Networking	10%	11%	11%
Storage	4%	4%	4%
Services	9%	9%	9%
Software and Peripherals	17%	16%	16%

Consolidated Operating Income
Americas	$452	$630	$586
EMEA	314	211	227
APJ	142	85	89
Consolidated segment operating income	908	926	902
Stock-based compensation expense	(38)	(97)	(75)
In-process research and development	(83)	-	-
Amortization of purchased intangible assets	(11)	-	-
Consolidated operating income	$776	$829	$827

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.
DELL INC. Condensed Consolidated Statement of Income and Related Financial Highlights (in millions, except per share data) (unaudited)

	Fiscal Year Ended
	February 1,	February 2,	% Growth Rates
	2008	2007	Yr. to Yr.

Net revenue	$61,133	$57,420	6%
Cost of revenue	49,462	47,904	3%
Gross margin	11,671	9,516	23%

Selling, general and administrative	7,538	5,948	27%
Research and Development:
Research, development and engineering	610	498	22%
In-process research and development	83	-	N/A
Total research and development	693	498	39%
Total operating expenses	8,231	6,446	28%

Operating income	3,440	3,070	12%

Investment and other income, net	387	275	41%
Income before income taxes	3,827	3,345	14%
Income tax provision	880	762	16%
Net income	$2,947	$2,583	14%

Earnings per common share:
Basic	$1.33	$1.15	16%
Diluted	$1.31	$1.14	15%

Weighted average shares outstanding:
Basic	2,223	2,255	(1%)
Diluted	2,247	2,271	(1%)

Percentage of Total Net Revenue:
Gross margin	19.1%	16.6%
Selling, general and administrative	12.3%	10.3%
Total research and development	1.2%	0.9%
Operating expenses	13.5%	11.2%
Operating income	5.6%	5.4%
Income before income taxes	6.3%	5.8%
Net income	4.8%	4.5%
Income tax rate	23.0%	22.8%

Net Revenue by Geographic Region (in billions):
Americas	$37.4	$36.4	3%
Europe	15.2	13.7	12%
Asia Pacific - Japan	8.5	7.3	15%

Percentage of Total Net Revenue:
Americas	61%	63%
Europe	25%	24%
Asia Pacific - Japan	14%	13%

Net Revenue by Product Category (in billions):
Desktop PCs	$19.6	$19.8	(1%)
Mobility	17.4	15.5	13%
Servers and Networking	6.5	5.8	12%
Storage	2.4	2.2	8%
Services	5.3	5.1	5%
Software and Peripherals	9.9	9.0	10%

Percentage of Total Net Revenue:
Desktop PCs	32%	34%
Mobility	28%	27%
Servers and Networking	11%	10%
Storage	4%	4%
Services	9%	9%
Software and Peripherals	16%	16%

Consolidated Operating Income:
Americas	$2,490	$2,523
EMEA	1,009	583
APJ	471	332
Consolidated segment operating income	3,970	3,438
Stock-based compensation expense	(436)	(368)
In-process research and development	(83)	-
Amortization of purchased intangible assets	(11)	-
Consolidated operating income	$3,440	$3,070

Note: Percentage growth rates and ratios are calculated based on underlying data in thousands.
DELL INC.
Condensed Consolidated Statement of Financial Position and Related Financial Highlights
(in millions, except for "Ratios" and "Other information")
(unaudited)

	February 1,	November 2,	February 2,
Assets:	2008	2007	2007
Current assets:
Cash and cash equivalents	$7,764	$12,236	$9,546
Short-term investments	208	369	752
Accounts receivable, net	5,961	6,156	4,622
Financing receivables, net	1,732	1,560	1,530
Inventories, net	1,180	1,102	660
Other	3,035	2,925	2,829
Total current assets	19,880	24,348	19,939
Property, plant and equipment, net	2,668	2,631	2,409
Investments	1,560	1,980	2,147
Long-term financing receivables, net	407	389	323
Goodwill	1,648	204	110
Purchased intangibles assets, net	780	69	45
Other non-current assets	618	759	662
Total assets	$27,561	$30,380	$25,635

Liabilities and Stockholders' Equity:
Current liabilities:
Short-term borrowings	$225	$266	$188
Accounts payable	11,492	11,411	10,430
Accrued and other	4,323	4,269	5,141
Short-term deferred service revenue	2,486	2,385	2,032
Total current liabilities	18,526	18,331	17,791
Long-term debt	362	392	569
Long-term deferred service revenue	2,774	2,635	2,189
Other non-current liabilities	2,070	2,077	647
Total liabilities	23,732	23,435	21,196
Redeemable common stock	94	101	111
Stockholders' equity	3,735	6,844	4,328
Total liabilities and stockholders' equity	$27,561	$30,380	$25,635

Ratios
Days supply in inventory	8	8	5
Days of sales outstanding (a)	36	38	31
Days in accounts payable	80	81	78
Cash conversion cycle	(36)	(35)	(42)

Other Information:
Regular headcount (approximate)	82,700	81,900	83,100
Temporary headcount	5,500	7,100	7,200
Total headcount	88,200	89,000	90,300
Average total revenue/unit (approximate)	$1,480	$1,520	$1,600

Note: Ratios are calculated based on underlying data in thousands.

(a) Days of sales outstanding (“DSO”) is based on the ending net trade receivables and most recent quarterly revenue for each period. DSO includes the effect of product costs related to customer shipments not yet recognized as revenue that are classified in other current assets. At February 1, 2008, November 2, 2007, and February 2, 2007, DSO and days of customer shipments not yet recognized were 33 and 3 days, 35 and 3 days and 28 and 3 days, respectively.

DELL INC. Condensed Consolidated Statement of Cash Flows (in millions) (unaudited)

	Three Months Ended	Twelve Months Ended
	February 1, 2008
Cash flows from operating activities:
Net income	$679	$2,947
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	183	607
Stock-based compensation expense	38	329
In-process research and development charges	83	83
Tax benefits from stock-based compensation	-	(12)
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(10)	30

Other	57	133
Changes in:
Operating working capital	65	(1,619)
Non-current assets and liabilities	102	1,451
Net cash provided by operating activities	1,197	3,949

Cash flows from investing activities:
Investments:
Purchases	(306)	(2,394)
Maturities and sales	934	3,679
Acquisition of businesses, net of cash and cash equivalents acquired	(2,111)	(2,217)
Capital expenditures	(195)	(831)
Net cash used in investing activities	(1,678)	(1,763)

Cash flows from financing activities:
Purchases of common stock	(4,003)	(4,004)
Issuance of common stock under employee plans	115	136
Excess tax benefits from stock-based compensation	-	12
Payment of commercial paper, net	-	(100)
Repayments of borrowings	(121)	(165)
Proceeds from borrowings	28	66
Other	(53)	(65)
Net cash used in financing activities	(4,034)	(4,120)

Effect of exchange rate changes on cash and cash equivalents	43	152
Net decrease in cash and cash equivalents	(4,472)	(1,782)

Cash and cash equivalents at beginning of period	12,236	9,546
Cash and cash equivalents at end of period	$7,764	$7,764

Additional supplemental information is available on our website at http://www.dell.com/investor
DELL INC. Supplementary Items (in millions, except per share data) (unaudited)

The following supplemental data is provided for additional information. All items are included in Dell's U.S. GAAP results.

	Three Months Ended February 1, 2008

	Pre-Tax $M	Est. EPS Impact
In-Process Research and Development (a)	$(83)	$(0.04)
Severance & Facility Closures	$(54)	$(0.02)
Investigation Related Costs	$(27)	$(0.01)
Amortization of Purchased Intangibles	$(11)	$(0.00)
Copyright Levy Litigation Reserves (b)	$58	$0.03
Stock Award Forfeitures (c)	$44	$0.01

	Twelve Months Ended February 1, 2008

	Pre-Tax $M	Est. EPS Impact
Investigation Related Costs	$(160)	$(0.05)
Severance & Facility Closures	$(120)	$(0.04)
Expired Stock Option Payments (d)	$(107)	$(0.03)
In-Process Research and Development (a)	$(83)	$(0.04)
Amortization of Purchased Intangibles	$(21)	$(0.01)
Copyright Levy Litigation Reserves (b)	$58	$0.03

(a) Write-off of purchased technology that was in the development stage from the acquisitions of EqualLogic and Everdream.

(b) A reduction in litigation reserves related to copyright levies.

(c) Annual true-up of estimated forfeitures related to SFAS No. 123R.

(d) Purchase of expired in-the-money stock options due to delay in filing FY07 10-K.

These items are recognized in different tax jurisdictions and therefore are tax-effected at different rates.

CONTACT:
Dell Inc., Round Rock
Media Contacts: 512-728-4100
David Frink, 512-728-2678
david_frink@dell.com
or
Jess Blackburn, 512-728-8295
jess_blackburn@dell.com
or
Investor Relations Contacts:
Lynn Tyson, 512-723-1130
lynn_tyson@dell.com
or
Robert Williams, 512-728-7570
robert_williams@dell.com